Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form S-1 (File No. 333-144004) of our report dated March 30, 2007, except for Restatement section of Note 1 to the consolidated financial statements, as to which the date is May 11, 2007 relating to the consolidated financial statements of SandRidge Energy, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
October 22, 2007